Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 O: 650.493.9300 F: 650.493.6811
June 12, 2025
Chime Financial, Inc.
101 California Street, Suite 500
San Francisco, CA 94111
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Chime Financial, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, relating to the registration under the Securities Act of 1933, as amended, of an aggregate of 146,496,925 shares of your Class A common stock, par value $0.0001 per share (the “Shares”), consisting of: (i) 46,500,000 shares of Class A common stock to be issued under the 2025 Equity Incentive Plan (the “2025 Plan”); (ii) 9,300,000 shares of Class A common stock to be issued under the 2025 Employee Stock Purchase Plan (the “2025 ESPP”); (iii) 33,646,372 shares of Class A common stock which are subject to currently outstanding stock options under the Amended and Restated 2012 Stock Option and Grant Plan (the “2012 Plan,” and together with the 2025 Plan and the 2025 ESPP, the “Plans”); and (iv) 57,050,553 shares of Class A common stock which are subject to currently outstanding restricted stock units under the 2012 Plan. As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati
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